Exhibit (h)(i)(G)

Execution Version

Amendment No. 6

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 6 To Transfer Agency And Shareholder Services Agreement (“Amendment No. 6”), dated as of December 30, 2022 (“Amendment Effective Date”), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”) and each of FundVantage Trust (the “Trust”) and each Portfolio of the Trust listed on the Schedule B attached to this Amendment No. 6

Background

BNYM and the Trust previously entered into the Transfer Agency And Shareholder Services Agreement, made as of October 23, 2018, Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of December 31, 2018, Amendment No. 2 To Transfer Agency And Shareholder Services Agreement, dated as of October 12, 2020, and Amendment No. 3 To Transfer Agency And Shareholder Services Agreement, dated as of March 31, 2021, Amendment NO. 4 to Transfer Agency and Shareholder Services Agreement, dated as of December 2,2021 and Amendment No. 5 to Transfer Agency and Shareholder Services Agreement, dated as of June 9, 2022 (collectively, the “Current Agreement”). The parties intend that the Current Agreement be amended as set forth in this Amendment No. 6.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Current Agreement. The Current Agreement is hereby amended by deleting Schedule B in its entirety and replacing it with the Schedule B attached to this Amendment No. 6, dated December 30, 2022, between BNYM and the Trust.

2. Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 6 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 6, it becomes and is a party to the Current Agreement as amended by this Amendment No. 6 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 6 as it has in the Current Agreement.

3. Remainder of Current Agreement. Except as specifically modified by this Amendment No. 6, all terms and conditions of the Current Agreement shall remain in full force and effect.

4. Governing Law. The governing law provision of the Current Agreement shall be the governing law provision of this Amendment No. 6.

5. Entire Agreement. This Amendment No. 6 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

6. Signatures; Counterparts. The parties expressly agree that this Amendment No. 6 may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of Amendment No. 6, by a manual signature on a copy of Amendment No. 6 transmitted by facsimile transmission, by a manual signature on a copy of Amendment No. 6 transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment No. 6 by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment No. 6 or of executed signature pages to counterparts of this Amendment No. 6, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment No. 6 and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment No. 6.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 6 to be executed as of the Amendment No. 6 Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment No. 6 by Electronic Signature, affirms authorization to execute this Amendment No. 6 by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment No. 6 and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Nicole Fouron

Name:	Nicole Fouron

Title:	Managing Director

FundVantage Trust
On its own behalf and on behalf of each Fund in its individual and separate capacity, and not on behalf of any other Fund

By:	/s/ Joel Weiss

Name:	Joel Weiss

Title:	President

SCHEDULE B

(Dated: December 30, 2022)

This SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of October 23, 2018, between BNY Mellon Investment Servicing (US) Inc. and each of FundVantage Trust and the Portfolios listed below.

Portfolios	Class
	Advisor	Institutional	Investor	Retail	A	C	I	R	Y
Ambrus Core Bond Fund		x	x
Ambrus Tax-Conscious California Bond Fund		x	x
Ambrus Tax-Conscious National Bond Fund		x	x
C WorldWide Global Equities Fund (1)					x		x
C WorldWide International Equities Fund					x		x
DuPont Capital Value Creators Large Cap Fund (2)							x
EIC Value Fund				x	x	x	x
Gotham Absolute Return Fund		x
Gotham Defensive Long 500 Fund		x
Gotham Enhanced 500 Plus Fund		x
Gotham Enhanced Return Fund		x
Gotham Enhanced S&P 500 Index Fund		x
Gotham ESG Large Value Fund		x
Gotham Hedged Core Fund		x
Gotham Hedged Plus Fund		x
Gotham Index Plus Fund		x	x
Gotham Large Value Fund		x
Gotham Neutral Fund		x
Gotham Short Strategies Fund		x
Gotham Total Return Fund		x	x
Gryphon International Equity Fund		x	x
Pacific Capital Tax-Free Securities Fund									x
Pacific Capital Tax-Free Short Intermediate Securities Fund									x
Polen Bank Loan Fund		x	x
Polen China Growth Fund		x	x
Polen Global Emerging Markets Growth Fund		x	x

Portfolios	Class
	Advisor	Institutional	Investor	Retail	A	C	I	R	Y
Polen Global Growth Fund		x	x
Polen Global Emerging Markets ex China Growth Fund		x	x
Polen Global SMID Company Growth Fund		x	x
Polen Growth Fund		x	x
Polen International Growth Fund		x	x
Polen International Small Company Growth Fund		x	x
Polen Upper Tier High Yield Fund		x	x
Polen U.S. Small Company Growth Fund		x	x						x
Polen U.S. SMID Company Growth Fund		x	x
Private Capital Management Value Fund					x	x	x	x
Quality Dividend Fund		x			x	x		x
Sirios Focus Fund	x	x		x	x
Sirios Long/Short Fund	x	x		x	x
TOBAM Emerging Markets Fund					x	x	x

(1)	Services on a production basis expected to commence March 31, 2023.
(2)	Services on a production basis expected to commence on January 3, 2023